  EXHIBIT 99.1

Dermata Appoints Life Science Executive Brittany Bradrick to Board of Directors

SAN DIEGO, CA, January 13, 2022 – Dermata Therapeutics, Inc. (Nasdaq: DRMA) (“Dermata,” or the “Company”), a clinical-stage biotechnology company focused on the treatment of medical and aesthetic skin conditions, today announced the appointment of Brittany Bradrick to its Board of Directors and its Audit Committee.

“I am excited to welcome Brittany to our Board of Directors,” commented Gerry Proehl, Dermata’s Chief Executive Officer, President, and Chairman. “Brittany brings an immense amount of industry expertise to Dermata and has an accomplished background with over 25 years’ experience in finance, strategy, and corporate development for life science companies, with both operational and advisory experience. Brittany’s credentials and achievements will greatly benefit our company as we continue to develop our product candidates DMT310 and DMT410 from our Spongilla technology platform.”

Ms. Bradrick has served as the Chief Financial Officer of Neurelis, Inc. since October 2021. Prior to joining Neurelis, Ms. Bradrick was Chief Operating Officer and Chief Financial Officer at ViaCyte. She previously served in strategy and corporate development positions for 10 years at Insulet Corporation as Vice President, Strategy & Corporate Development and at Abbott Diabetes Care as the Head of Global Development. Prior to these positions, Ms. Bradrick was an investment banker for the life science industry at Piper Jaffray, Credit Suisse, and Chase Securities for 10 years. Ms. Bradrick began her career as a Federal Reserve Bank Examiner. Ms. Bradrick holds an M.B.A. from the Johnson Graduate School of Management at Cornell University and a B.S. in Business Administration from the University of Missouri.

Upon her appointment to the Board of Directors, Ms. Bradrick will join the Audit Committee of Dermata, replacing Dr. Steven Mento. Ms. Bradrick was selected as a director due to her extensive industry and financial experience. Dr. Mento will continue to serve as a director at Dermata, including participation on the Nominating and Corporate Governance Committee.

About Dermata

Dermata Therapeutics, Inc. is a clinical-stage biotechnology company focusing on the treatment of medical and aesthetic skin conditions. The Company's lead product candidate, DMT310, is the first product candidate being developed from its Spongilla technology platform. DMT310 is a once-weekly topical product candidate derived from a naturally sourced freshwater sponge with multiple unique mechanisms of action. DMT310 is in clinical development for the topical treatment of acne, psoriasis, and rosacea. Dermata’s second product candidate, DMT410, uses its Spongilla technology as a new method for topical intradermal delivery of botulinum toxin for the treatment of multiple aesthetic and medical skin conditions. Dermata is headquartered in San Diego, California. For more information, please visit http://www.dermatarx.com/.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are based on the Company’s current beliefs and expectations and new risks may emerge from time to time. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but are not limited to, statements related to: the potential development and commercialization of product candidates; the ability of the Company’s product candidates to achieve applicable endpoints in clinical trials; whether the results of product candidates will lead to future product development; and whether the Company will have the ability to obtain adequate funding for future development of its product candidates. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug development, approval and commercialization, and the fact that past results of clinical trials may not be indicative of future trial results. For a discussion of these and other factors, please refer to Dermata's filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and Dermata undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

Investors:

Sean Proehl

Senior Director, Legal and Business Development

info@dermatarx.com